VOTING AGREEMENT

     THIS VOTING AGREEMENT ("Agreement") is entered into as of the 20th day of June, 2000 by and among Overseas Filmgroup, Inc. ("Company"), Rosemary Street Productions, LLC ("Rosemary"), Robert Little ("Robert"), Ellen Little ("Ellen"), MRCo., Inc. ("MRCo."), Christopher Cooney ("Christopher") and Jeffrey Cooney ("Jeffrey").

     WHEREAS, each of Rosemary, Robert, Ellen, MRCo., Christopher and Jeffrey is a shareholder of the Company;

     WHEREAS, Rosemary (of which MRCo. is a member) is purchasing shares of common stock, $.001 par value ("Common Stock") and Series A Preferred Stock, $.001 par value ("Preferred Stock") of the Company pursuant to a Securities Purchase Agreement dated of even date herewith ("Securities Purchase Agreement"); and

     WHEREAS, as a condition to the Securities Purchase Agreement, the Company, Rosemary, Robert, Ellen, MRCo., Christopher and Jeffrey have agreed to enter into an agreement whereby each of Rosemary, Robert, Ellen and MRCo. agree to nominate for election as directors certain persons or nominees of parties to this agreement and to vote the shares of voting capital stock of the Company that they each own for such nominee directors.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, the parties hereto agree as follows:

     1. Voting Terms.

          (a) So long as (i) Robert is employed as the President of the Company or (ii) Robert and Ellen together beneficially own five percent (5%) or more of all the Voting Securities (as defined herein), then Rosemary shall use its best efforts to nominate Robert for election as a director or appoint Robert as a director of the Company and vote all of its Voting Securities for Robert in an election of directors by the stockholders. Rosemary shall not vote any of its Voting Securities for the removal of Robert as a director, except in the event Robert is being removed for "cause."

          (b) So long as Christopher and Jeffrey together beneficially own five percent (5%) or more of all the Voting Securities, then each of Robert, Ellen, and Rosemary shall use its best efforts to nominate Christopher and Jeffrey for election as a director or appoint either of them as a director of the Company and vote all their Voting Securities for Christopher and Jeffery in an election by the stockholders. Robert, Ellen and Rosemary shall not vote any of their Voting Securities for the removal of either Christopher or Jeffrey as a director, except in the event either of them is being removed for "cause."

          (c) So long as MRCo. beneficially owns five percent (5%) or more of all the Voting Securities, then each of Robert, Ellen and Rosemary shall use its best efforts to nominate for election or appoint as a director of the Company a person selected by MRCo. and vote all their Voting Securities for such nominee in an election of directors by the stockholders. Robert, Ellen and Rosemary shall not vote any of their Voting Securities for the removal of the director nominee of MRCo., except in the event the person is being removed for "cause." MRCo. agrees that any person nominated by it for election or appointment as director will be reasonably acceptable to the majority of the then sitting board of directors of the Company, which approval will not be unreasonably withheld and when withheld only upon written notice to MRCo. by the board of directors stating their specific objections to the nominee. Such notice shall be sent to


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MRCo. within three days of receipt of the name of the nominee by the Company for inclusion in the proxy statement of the Company relating to the election of directors or the appointment of such person to the board of directors of the Company.

          (d) For a period of two years after the date of this Agreement, if the board of directors of the Company is increased from its current size of nine persons to consist of a board of eleven persons, Rosemary shall have the right to nominate for election or appoint as directors the two persons to fill the two vacancies created by the increase in the number of directors to eleven persons. Each of Robert and Ellen agree to vote all their Voting Securities for such nominees in an election of directors by the stockholders.

     2. Transfer or Acquisition of Voting Securities. The obligations under this Agreement will end as to any of the Voting Securities upon their transfer by a party where such party is no longer the beneficial owner thereof hereto and will attach to any Voting Securities upon their being acquired by a party hereto. Notwithstanding the foregoing, if any of the Voting Securities are transferred by Rosemary or MRCo. to their respective members or shareholders, the transferees of such Voting Securities will be subject to the terms of this Agreement as if they were the transferor, and prior to the Company being obligated to effect the transfer on the books and records of the Company, the transferee shall enter into a written agreement accepting the obligations of this Agreement as it relates to their Voting Securities and the rights the transferor has as to any nominations or appointments of directors.

     3. Power of Appointment. Each party has the power to appoint another shareholder of the Company or proxy designated by the Company with the authority to exercise the voting of any Voting Securities beneficially owned by such party, so long as the person with the appointment votes the securities in accordance with the terms of this Agreement.

     4. Entire Agreement; Modifications and Amendments. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated (other than in accordance with its terms) except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

     5. Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     6. Legends. Each stock certificate currently outstanding and evidencing shares subject to the provisions of this Agreement, as soon as practicable after the execution of this Agreement, shall be submitted to the Company by the party to this Agreement for the purpose of putting the following legend thereon, and each stock certificate issued after the date hereof evidencing shares of the Company's capital stock subject to the provisions of this Agreement (including any shares issued upon a transfer, stock split, stock dividend, recapitalization, merger or other similar event) shall at all times during the term of this Agreement bear the following legend:

     THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A VOTING AGREEMENT DATED AS OF JUNE 20, 2000.

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     7. Titles and Subtitles. The section headings contained herein are for convenience only and are not intended to define or limit the contents of said sections.

     8. Cooperation. Each party hereto shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

     9. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

     10. Governing Law. This Agreement and all amendments hereof shall be governed by and construed in accordance with the laws of the State of Delaware, disregarding any principles of conflicts of laws that would otherwise provide for the application of the substantive laws of another jurisdiction.

     11. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for any other party's failure to perform its obligations under this Agreement, each such party acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and all such parties shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

     12. Definitions.

          "Cause" means fraud or dishonest action by the person in his relations with the Company or any of its subsidiaries or affiliates, or the conviction of the person of any crime involving an act of moral turpitude or a felony crime.

          "Voting Securities" means any and all of the issued and outstanding equity securities of the Company entitled to vote together for the election of directors of the Company, including, but not limited to, the Common Stock, the Series A Preferred Stock, and any other securities convertible into such equity securities that have any right to vote for the election of directors of the Company.

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     IN WITNESS WHEREOF, each of the parties hereto has duly executed this
Agreement on the date first above written.

                                 OVERSEAS FILMGROUP, INC.

                                       /s/ William Lischak
                                 By:_________________________________
                                    Name:  William Lischak
                                    Title: Chief Operating Officer and
                                            Chief Financial Officer

                                 ROSEMARY STREET PRODUCTIONS, LLC

                                        /s/ Christopher Cooney
                                 By:_________________________________
                                    Name:   Christopher Cooney
                                    Title:  President


                                 MRCo., Inc.

                                      /s/ Joseph P. Linehan
                                 By:_________________________________
                                    Name:   Joseph P. Linehan
                                    Title:  Vice President

                                 /s/ Robert Little
                                 ____________________________________
                                 ROBERT LITTLE, individually

                                 /s/ Ellen Little
                                 ____________________________________
                                 ELLEN LITTLE, individually

                                 /s/ Christopher Cooney
                                 ____________________________________
                                 CHRISTOPHER COONEY, individually

                                 /s/ Jeffrey Cooney
                                 ____________________________________
                                 JEFFREY COONEY, individually


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